Exhibit 4.1



                              THE TIREX CORPORATION
                               SPECIAL MEETING OF
                             THE BOARD OF DIRECTORS


         At a special meeting of the Board of Directors of THE TIREX CORPORATION (the `Corporation"), a corporation organized under the laws of the State of Delaware duly called (a quorum being present), John L. Threshie and Louis V. Muro attending in person and Louis Sanzaro by teleconference, and held at the offices of the Company on the 31st day of January, 2003, the following resolutions were adopted and are now in full force and effect:

         WHEREAS, the Corporation has determined that it is in the best interests of the Corporation to enter into certain Employment and Consulting Agreements in the furtherance of the business of the Corporation; and

         WHEREAS the Corporation has incurred legal fees in the ordinary course of conducting business for which the Company has insufficient funds to discharge, and

         WHEREAS the Corporation has deemed it expedient and beneficial to its shareholders to alleviate potential legal liabilities at a time when it was not able to satisfy any obligations to various law firms representing the Company

         WHEREAS, Anthony Giuliano, pursuant to a Consulting Agreement with the Corporation, has provided the Corporation with such services in the role of Controller of Tirex and has assumed all responsibilities and duties normally attributable to such a function within the context of a public corporation reportable to the Government of the United States of America and all agencies and commissions thereof; and

         WHEREAS, Lawrence Culliford, pursuant to a Consulting Agreement with the Corporation, have provided the Corporation with such services as to assist the Company to conclude a Licensing Agreement with Simpro S.p.A. and to assist in the making possible the sale of TCS Systems; and

         WHEREAS, Danford Overseas, pursuant to a Consulting Agreement with the Corporation, have provided the Corporation with such services with respect to the financial structure of the Company and to identify and attract possible new customers for the Company; and

         WHEREAS, Raymond Lamoureux and Vijay Kachru, pursuant to their Consulting Agreements with the Corporation, have provided the Corporation with such services relating to the preparation of tax credit claims and with other relationships with governments all bodies; and

         WHEREAS, Francois Lafortune, pursuant to a Consulting Agreement with the Corporation, has provided the Corporation with such services as assisting the Company in writing up and filing technical R&D project reports for current or potential funding agencies; coordinating R&D project efforts; assisting the Company in acquiring all necessary permits pertaining to its activities; representing Tirex with public agencies (e.g. government authorities, Recyc-Quebec in the area of scrap tire management); and

         WHEREAS, Sylvain Leger, pursuant to a Consulting Agreement with the Corporation; assisted in the establishment of a production line for rubber crumb; and

         WHEREAS Louis V. Muro, John L. Threshie Jr., Michael Ash, Jacqueline Reid, Raymond Cloutier and Carmen Foisy have fulfilled their obligations under employment arrangements and the Company is not able to satisfy its obligations to said persons who are willing to accept shares in lieu thereof; and

         WHEREAS Louis A. Sanzaro has incurred expenses for and on behalf of the Company, for which cash reimbursement is not currently feasible or prudent; and

         WHEREAS, the Corporation has determined that it is in the best interests of the Corporation to issue such Employees and Consultants Common Stock of the Corporation in lieu of cash compensation, and

         WHEREAS, the Corporation has engaged its US Securities Counsel, Frohling & Hudak, LLC, to prepare and file required papers to issue shares without a restrictive legend to the employees and consultants referred to herein; in accord with the provisions of Rule S-8 promulgated under the Securities and Exchange Act of 1933, as amended; and

         NOW THEREFORE IT IS RESOLVED, that the Board of Directors of the Corporation hereby authorizes the filing with the Securities and Exchange Commission a Registration Statement respecting Shares of Common Stock of the Corporation on Form S-8 to be filed on or about February 18, 2003

         FURTHER RESOLVED, that the Board of Directors of the Corporation hereby authorizes the issuance of shares of Common Stock of the Corporation in accordance with said Registration Statement in the names and amounts listed in the designated column of the table in Exhibit A attached hereto, for which shares the corporation has received full and adequate consideration.



                                       /s/ MICHAEL ASH
                                       ------------------------------
                                       Michael Ash
                                       Secretary

Consent of Majority of the Board of Directors



/s/ LOUIS V. MURO                          Director             January 31, 2003
------------------------------
Louis V. Muro



/s/ JOHN L. THRESHIE, JR.                  Director             January 31, 2003
------------------------------
John L. Threshie, Jr.



/s/ LOUIS SANZARO                          Director             January 31, 2003
------------------------------
Louis Sanzaro

                                    EXHIBIT A


--------------------------------------------------------------------------------
      Recipient                                                    No. of Shares

--------------------------------------------------------------------------------
Mendelsohn                                                             200,000
--------------------------------------------------------------------------------
Tony Giuliano                                                          900,000
--------------------------------------------------------------------------------
Lawrence Culliford                                                     450,000
--------------------------------------------------------------------------------
Louis V. Muro                                                        2,000,000
--------------------------------------------------------------------------------
Danford Overseas                                                     3,000,000
--------------------------------------------------------------------------------
Jacqueline Reid                                                        300,000
--------------------------------------------------------------------------------
Raymond Lamoureux                                                      100,000
--------------------------------------------------------------------------------
Vijay Kachru                                                         1,100,000
--------------------------------------------------------------------------------
Michael D. A. Ash                                                    2,100,000
--------------------------------------------------------------------------------
Louis Sanzaro                                                        3,500,000
--------------------------------------------------------------------------------
John Frohling                                                        2,000,000
--------------------------------------------------------------------------------
Francois Lafortune                                                     500,000
--------------------------------------------------------------------------------
Sylvain Leger                                                          500,000
--------------------------------------------------------------------------------
John L. Threshie Jr.                                                 2,500,000
--------------------------------------------------------------------------------
Carmen Foisy                                                             5,000
--------------------------------------------------------------------------------
Raymond Cloutier                                                       100,000
--------------------------------------------------------------------------------
Jules Brossard                                                         100,000
--------------------------------------------------------------------------------